Employee Form Exhibit 10.2

DAMORA THERAPEUTICS, INC.

2026 EQUITY INCENTIVE PLAN

GRANT NOTICE FOR
STOCK OPTIONS

FOR GOOD AND VALUABLE CONSIDERATION, Damora Therapeutics, Inc. (the “Company”), hereby grants to Participant named below an option (the “Option”) to purchase any part or all of the number of Common Stock that are covered by this Option at the Exercise Price per share, each specified below, and upon the terms and subject to the conditions set forth in this Grant Notice, the Damora Therapeutics, Inc. 2026 Equity Incentive Plan (as amended from time to time, the “Plan”), and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan and attached hereto as Exhibit A. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Name of Participant:	[Name]
Grant Date:	[Grant Date]
Number of Shares of Common Stock Covered by the Option:	[Quantity Granted]
Exercise Price Per Share:	[Grant Price]
Expiration Date:	[Expiration Date]
Type of Stock Option:	☐ Incentive Stock Option ☐ Nonqualified Stock Option
Vesting Commencement Date:	[Vesting Commencement Date]
Vesting Schedule:

Subject to the Plan and the Standard Terms and Conditions, the Option shall vest in accordance with the following schedule, so long as Participant remains continuously employed by or providing services to the Company or its Subsidiaries from the Grant Date through such vesting date:

(i) 25% of the Option shall vest and become exercisable on the first anniversary of the Vesting Commencement Date and (ii) thereafter, this Option shall vest with respect to an additional 1/48th of the Option on each monthly anniversary of the Vesting Commencement Date.

By accepting this Grant Notice, Participant acknowledges that Participant has received and read, and agrees that this Option shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions.

DAMORA THERAPEUTICS, INC.

By:

Name:

Title:

PARTICIPANT

[Name]

Signature Page to

Grant Notice for

Stock Options

EXHIBIT A

DAMORA THERAPEUTICS INC.
2026 EQUITY INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
STOCK OPTIONS

These Standard Terms and Conditions apply to the Options granted pursuant to the Damora Therapeutics, Inc. 2026 Equity Incentive Plan (the “Plan”), which are identified as either incentive stock options or nonqualified stock options and are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.
Terms of Option

Damora Therapeutics, Inc. (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an Incentive Stock Option or a Nonqualified Stock Option as specified in the Grant Notice (the “Option”) to purchase up to the number of shares of Common Stock at an exercise price per share, each as set forth in the Grant Notice. The Option is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.
Status of the Stock Option
(a)
If the Option is designated as an “Incentive Stock Option” in the Grant Notice, then this Option is intended to qualify as an “incentive stock option” under Section 422 of the Code. However, the Company does not represent or warrant that the Option qualifies as such. The Participant should consult with the Participant’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including the holding period requirements. If the Option is intended to qualify as an “incentive stock option” and the Participant disposes (whether by sale, gift, transfer or otherwise) any shares of Common Stock acquired upon exercise of the Option within the one-year period beginning on the exercise date or within the two-year period beginning on the Grant Date, the Participant shall notify the Company within 30 days after such disposition.
(b)
To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the shares of Common Stock with respect to which the Option (plus all other incentive stock options held by the Participant) are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, the Option or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonqualified Stock Options. In addition, to the extent any portion of this Option does not qualify as an “incentive stock option,” such portion shall be deemed to be a Nonqualified Stock Option.

Exhibit A

Standard Terms and Conditions for Stock Options

3.
Exercise of Option
(a)
The Option shall not be exercisable as of the Grant Date set forth in the Grant Notice. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration of vesting as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only to the extent it becomes vested, as described in the Grant Notice or the terms of the Plan, to purchase up to that number of shares of Common Stock as set forth in the Grant Notice; provided, that the Participant remains employed with the Company and does not experience a Termination of Employment. The vesting period and/or exercisability of an Option may be adjusted by the Committee to reflect the decreased level of employment during any period in which the Participant is on an approved leave of absence or is employed on a less than full-time basis.
(b)
To exercise the Option (or any part thereof), the Participant shall deliver to the Company a “Notice of Exercise” in a form specified by the Committee, specifying the number of whole shares of Common Stock the Participant wishes to purchase and how the Participant’s Common Stock should be registered (in the Participant’s name only or in the Participant’s and the Participant’s spouse’s names as community property or as joint tenants with right of survivorship).
(c)
The exercise price (the “Exercise Price”) of the Option is set forth in the Grant Notice. The Company shall not be obligated to issue any shares of Common Stock until the Participant shall have paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid in Common Stock, cash or a combination thereof, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Stock issuable under the Option, the delivery of previously owned shares of Common Stock, withholding of shares of Common Stock deliverable upon exercise of the Option (but only to the extent share withholding is made available to the Participant by the Company), or in such other manners as may be permitted by the Committee.
(d)
Fractional shares may not be exercised. Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of Common Stock hereunder would violate Company policy or any federal, state or other applicable laws.
4.
Expiration of Option

The Option shall expire and cease to be exercisable as of the earlier of (i) the Expiration Date set forth in the Grant Notice or (ii) the date specified below in connection with the Participant’s Termination of Employment (the date of such Termination of Employment, the “Termination Date”):

(a)
If the Participant’s Termination of Employment is as a result of the Participant’s death or Disability, (i) any portion of the Option which is unvested as of the Termination Date shall remain outstanding until the date that is three months following the Termination Date (provided that there shall be no further vesting during such period unless expressly determined otherwise by the Committee), and (ii) the Participant may exercise any portion of the Option that is vested and exercisable as of the Termination Date (or that vest pursuant to the foregoing clause (i)) until the first anniversary of the Termination Date.
(b)
If the Participant’s Termination of Employment is by the Company for Cause, the entire Option, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the Termination Date.
(c)
If the Participant’s Termination of Employment is a CIC Qualifying Termination (as defined below), (i) the Option shall be fully vested as of the Termination Date and (ii) the Participant may exercise the Option as of the Termination Date until the date that is three months following the Termination Date. As used herein, “CIC Qualifying Termination” means the Participant’s Termination of Employment by the Company without Cause on or within 12 months following a Change in Control.
(d)
If the Participant’s Termination of Employment is for any reason other than as set forth in Section 4(a), 4(b) or 4(c), the Participant may exercise any portion of the Option that is vested and exercisable as of the Termination Date until the date that is three months following the Termination Date.
(e)
Any portion of the Option that is not vested and exercisable at the time of a Termination of Employment (after taking into account any accelerated vesting under Section 16 of the Plan and any other agreement between the Participant and the Company) shall be forfeited and canceled as of the Termination Date (except as provided under Section 4(a)(ii) above, which outstanding Option shall be forfeited and canceled as of the date that is three months following the Termination Date unless expressly determined otherwise by the Committee).
5.
Restrictions on Resales of Shares Acquired Pursuant to Option Exercise

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued as a result of the exercise of the Option, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other option holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.
Income Taxes

The Company shall not deliver Common Stock in respect of the exercise of any Option unless and until the Participant has made arrangements satisfactory to the Company to satisfy applicable withholding tax obligations. Unless the Participant pays the withholding tax obligations to the Company by cash or check in connection with the exercise of the Option (including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Stock issuable under the Option), withholding may be effected, at the Company’s election, withholding shares of Common Stock issuable in connection with the exercise of the Option (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of the Option from any amounts payable by it to the Participant (including future cash wages).

7.
NonTransferability of Option

Except as permitted by the Committee or as permitted under the Plan, the Participant may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Participant during his or her lifetime. The Company may cancel the Participant’s Option if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 7. Notwithstanding the foregoing, upon the Participant’s death, the Option shall be transferred to the Participant’s designated beneficiary or, if none, to the Participant’s estate.

8.
Other Agreements Superseded

The Grant Notice, these Standard Terms and Conditions, and the Plan constitute the entire understanding between the Participant and the Company regarding the Option; provided, however, that any provisions regarding the acceleration of the Option (or other Awards) upon a Termination of Employment set forth in any written employment, offer, services or severance agreement or letter between the Participant and the Company or under the terms of any severance plan in which the Participant participates shall continue to apply to the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

9.
Limitation of Interest in Shares Subject to Option

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment or service at any time for any reason.

10.
No Liability of Company

The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the nonissuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt, exercise or settlement of any Option granted hereunder.

11.
General
(a)
In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(b)
The headings preceding the text of the sections hereof are inserted solely for convenience of reference and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.
(c)
These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(d)
These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
(e)
In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(f)
All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
12.
CLAWBACK

The Option and any Common Stock received upon exercise of the Option are subject to any recoupment policy that the Company may adopt from time to time, to the extent any such policy is applicable to the Participant and to such compensation, including the Damora Therapeutics, Inc. Incentive Compensation Clawback Policy (as amended from time to time), designed to comply with the requirements of Rule 10D-1 promulgated under the Act, as well as any recoupment provisions required under applicable law. For purposes of the foregoing, the Participant expressly and explicitly authorizes (x) the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold Common Stock and other amounts acquired under the Option or the Plan to re-convey, transfer or otherwise return such Common Stock and/or other amounts to the Company and (y) the Company’s recovery of any covered compensation through any method of recovery that the Company deems appropriate, including by reducing any amount that is or may become payable to the Participant. The Participant further agrees to comply with any request or demand for repayment by any affiliate of the Company in order to comply with such policies or applicable law. To the extent that the Standard Terms and Conditions and any Company recoupment policy conflict, the terms of the recoupment policy shall prevail.

13.
Electronic Delivery

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Option and the Common Stock via Company web site or other electronic delivery.